Exhibit 99.1
                                                                    ------------

[PARAGON LETTERHEAD]                                                        News




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Bill Johnson, CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.paragontechnologiesinc.com



                     PARAGON TECHNOLOGIES REPORTS PROFITABLE
                           2003 FIRST QUARTER RESULTS
                                    - - - - -
      Paragon Bolsters Backlog of Orders and Continues to Reduce Bank Debt
                        and Strengthen Its Balance Sheet

EASTON, PA -- May 14, 2003 -- Paragon Technologies, Inc. (AMEX: PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, today announced results for the first quarter ended March 31, 2003.

Net earnings for the first quarter of 2003 rose to $1,011,000 or $.24 basic earnings per share, compared to net earnings of $343,000 or $.08 basic earnings per share in the first quarter of 2002. Earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the first quarter of 2003 were approximately $2.04 million compared to $1 million for the first quarter of 2002. Sales for the first quarter of 2003 were approximately $8.6 million compared to sales of approximately $10.8 million in the first quarter of 2002. During the first quarter of 2003, the Company received orders totaling approximately $11.74 million, and finished the quarter ended March 31, 2003 with a backlog of orders of approximately $10.1 million, versus a $6.9 million backlog of orders at the end of the fourth quarter of 2002.

Contributing to pre-tax earnings for the first quarter of 2003 was other income of $1,363,000 from the sale of the Company's Easton, Pennsylvania facility for $2,925,000 and leaseback of 25,000 square feet of office space, and a restructuring credit of $170,000 pertaining to the final settlement of remaining pension obligations associated with the Company's terminated pension plan. Contributing to pre-tax earnings for the first quarter of 2002 was other income from the short-term licensing of real property of $150,000 and a gain on the sale of excess fixed assets of $108,000.


                                   -- MORE --

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                    600 Kuebler Road o Easton, PA 18040-9295
                      Tel: 610-252-3205 o Fax: 610-252-3102
                         info@paragontechnologiesinc.com

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PARAGON TECHNOLOGIES / 2


The Company continues to strengthen its Balance Sheet. During the first quarter of 2003, Paragon prepaid $1.4 million of its bank debt, which stands at approximately $4 million of which approximately $1 million is escrowed at the end of the first quarter of 2003. As a result, the current ratio remains strong at 1.62, while working capital approximates $6.3 million.

Bill Johnson, Paragon's President and Chief Executive Officer, commented, "We are pleased with the level of orders received during the first quarter of 2003 as we target active sectors of the marketplace, including those that have shown resiliency during this current economic slowdown. Notwithstanding the overall market for capital goods, we continue to make investments in product development to build upon our strategic competitive advantages. It is particularly encouraging that our efforts to broaden our product offerings have been successful as evidenced by an order for our new material handling software."

The Company will host a conference call to discuss these results on Wednesday, May 14, 2003 at 11:00 a.m. ET. To participate in the call, please dial 888-331-0044 and ask for the Paragon Technologies teleconference. Simultaneous with the conference call, an audio webcast of the call will be available via a link on the Paragon website, www.paragontechnologiesinc.com.


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. Ermanco's branded conveyor technologies and material handling solutions address the needs of the distribution, assembly, and manufacturing marketplace. SI Systems' branded technologies and material handling solutions address unit assembly handling and order fulfillment applications. One of the top material handling systems suppliers worldwide, Paragon's leading clients include the United States Postal Service, General Motors, IBM, BMG, DaimlerChrysler, Johnson & Johnson, Ford, Peterbilt, Harley-Davidson, Walgreens, and Clark Equipment.


                                       ***


-----------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, and certain operational matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of risks and uncertainties associated with Paragon's restructuring, including the failure to achieve anticipated operating savings, and the possibility that the restructuring charges will be greater than anticipated; (2) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; or
(3) if the factors on which Paragon's conclusions are based do not conform to its expectations.

             This press release and prior releases are available at
                         www.paragontechnologiesinc.com
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PARAGON TECHNOLOGIES / 3



                           Paragon Technologies, Inc.
                           Consolidated Balance Sheets
                             Selected Financial Data
                                 (In Thousands)

----------------------------------------------------------------------------------------------------
                                                           March 31, 2003       December 31, 2002
-------------------------------------------------------- -------------------- ----------------------
Cash and cash equivalents...............................       $   8,221               5,385
Restricted cash.........................................             969                 865
                                                                --------            --------
  Total cash and cash equivalents and restricted cash...       $   9,190               6,250
Trade receivables, net..................................       $   3,085               4,285
Inventories.............................................       $   1,693               1,375
Current assets..........................................       $  16,404              15,444
Current liabilities.....................................       $  10,146               9,472
                                                                  ------             -------
  Working capital.......................................       $   6,258               5,972
Total assets............................................       $  37,238              36,703
Total long-term debt....................................       $   5,300               7,263
Total stockholders' equity..............................       $  18,955              17,829
----------------------------------------------------------------------------------------------------



                           Paragon Technologies, Inc.
                      Consolidated Statements of Operations
                             Selected Financial Data
                  (In Thousands, Except Per Share Information)

--------------------------------------------------------------------------------------------
                                                                  First Quarter Ended
                                                                       March 31
                                                           ---------------------------------
                                                                2003             2002
                                                           ---------------- ----------------
Net sales...........................................          $  8,564           10,752
                                                                ======           ======

Earnings before income taxes........................          $  1,678              573
Income tax expense..................................               667              230
                                                                ------           ------
Net earnings........................................          $  1,011              343
                                                                ======           ======

Basic earnings per share............................          $    .24              .08
                                                                ======           ======
Diluted earnings per share..........................          $    .23              .08
                                                                ======           ======
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



                           Paragon Technologies, Inc.
                       Supplemental Financial Information
                  Reconciliation of Pre-Tax Earnings to EBITDA
                                 (In Thousands)

--------------------------------------------------------------------------------------------
                                                                  First Quarter Ended
                                                                       March 31
                                                           ---------------------------------
                                                                2003             2002
                                                           ---------------- ----------------
Earnings before income taxes........................          $ 1,678               573
Add:   Interest expense.............................              218               272
Add:   Depreciation and amortization expense........              147               160
                                                               ------            ------

EBITDA                                                        $ 2,043             1,005
                                                               ======            ======
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